Exhibit 21.1

Significant Subsidiaries of Pampa Energía S.A.

Name of Company	Country
Albares Renovables S.A.	Argentina
Bodega Loma de la Lata S.A.	Argentina
Central Piedra Buena S.A.	Argentina
Central Térmica Güemes S.A.	Argentina
Central Térmica Loma de la Lata S.A.	Argentina
Citelec S.A.	Argentina
Corod Producción S.A.	Venezuela
EASA S.A.	Argentina
Ecuador TLC S.A.	Ecuador
Eg3 Red S.A.	Argentina
Electricidade Com S.A.	Brazil
Empresa Distribuidora y Comercializadora Norte S.A.	Argentina
Enecor S.A.	Argentina
Greenwind S.A.	Argentina
Hidroeléctrica Diamante S.A.	Argentina
Hidroeléctrica Los Nihuiles S.A.	Argentina
IEASA S.A.	Argentina
Inversora Diamante S.A.	Argentina
Inversora Nihuiles S.A.	Argentina
Inversora Piedra Buena S.A.	Argentina
Pampa Comercializadora S.A.	Argentina
Pampa Inversiones S.A.	Uruguay
Pampa Participaciones S.A.	Argentina
Pampa Participaciones II S.A.	Argentina
Parques Eólicos Argentinos S.A.	Argentina
Parques Eólicos del Fin del Mundo S.A.	Argentina
Petrobras Argentina S.A.	Argentina
Petrobras Bolivia Internacional S.A.	Bolivia
Petrobras Energía Colombia Ltd	Cayman Islands
Petrobras Energía de México S.A. de C.V.	México
Petrobras Energía Ecuador	Cayman Islands
Petrobras Energía Internacional S.A.	Argentina
Petrobras Energía Operaciones Ecuador S.A.	Ecuador
Petrobras Hispano Argentina S.A.	Spain
Petrobras Participaciones S.L.	Spain
Petrolera Entre Lomas S.A.	Argentina
Petrolera Pampa S.A.	Argentina
Petrolera San Carlos S.A.	Venezuela
Transba S.A.	Argentina
Transelec Argentina S.A.	Argentina
Transporte y Servicios de Gas en Uruguay S.A.	Uruguay
World Energy Business S.A.	Argentina

Joint Ventures of Pampa Energía S.A.

Name of Company	Country
Compañía de Inversiones de Energía S.A.	Argentina
Transener S.A.	Argentina
Transportadora de Gas del Sur S.A.	Argentina

Associates of Pampa Energía S.A.

Name of Company	Country
Coroil S.A.	Venezuela
Inversora Mata S.A.	Venezuela
Oleoductos de Crudos Pesados Ltd.	Cayman Islands
Oleoductos de Crudos Pesados S.A.	Ecuador
Oleoductos del Valle S.A.	Argentina
Petrokariña S.A.	Venezuela
Petroritupano S.A.	Venezuela
Petroven-Bras S.A.	Venezuela
Petrowayu S.A.	Venezuela
Refinería del Norte S.A.	Argentina
Urugua-í S.A.	Uruguay

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